EXHIBIT 99.1

Affiliated Computer Services (ACS)
Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

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Transcript produced by Fair Disclosure Financial Network, Inc.

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Event Transcript

TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

Affiliated Computer Services (ACS)
Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

Disclaimer: The information contained herein is the Fair Disclosure Financial Network Inc. (FDfn) textual representation of the applicable Issuer’s conference call. There may be material errors, omissions or inaccuracies in our reporting of the conference call described below. This transcript has not been reviewed or endorsed by the Issuer and this FDfn transcript is derived from audio sources over which Fair Disclosure Financial Network, Inc. has no control. Words and/or phrases that cannot be transcribed accurately are so indicated in the transcript. The audio conference call should be considered the ultimate source of this content. FDfn makes no representations with respect to and shall not be deemed to be rendering investment advice.

THE OPERATOR

Good morning and welcome to the ACS fourth quarter earnings conference call. All participants will be able to listen only until the question-and-answer session. Today’s conference’s been recorded for instant replay purposes. If you have any objections you may disconnect at this time. Now I would like to introduce your leader for today’s conference Mr. Jeff Rich, Chief Executive officer. Also speaking today are Mr. Mark King, President and Chief Operating Officer, and Mr. Warren Edwards Executive Vice President and Chief Financial Officer. Mr. Edwards, you may begin.

MR. WARREN EDWARDS

Good morning and thank you for joining us today to discuss our fiscal year end and fourth quarter results for fiscal 2003. As always, I must caution everyone that this call may contain forward-looking statements within the meaning of the federal securities laws, and may include statements concerning the company’s outlook for fiscal year 2004 and beyond. Overall business line growth, revenue and expense trends and other statements of expectation concerning matters that are not historical facts. As you know, forward-looking statements are subject to known and unknown risk and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements.

Additional information concerning these factors is contained in the companies filings with the SEC. Copies are available from the SEC website, from the ACS website or from ACS investor relations. Also for today’s call we have provided presentation on our website that we will refer to during our prepared comments. In addition we will reference certain non generally accepted Accounting principles financial measures which we believe provide useful information for investors. We have posted both the presentation and the reconciliation of those measures to Generally Accepted Accounting Principles on the investor relations page of our website at www.ACS-Inc.com.

I will now turn it over to Jeff Rich, our CEO, who will give you a summary of the significant events during the quarter and a recap of the great year we had for fiscal year 2003.

MR. JEFFREY RICH

Thank you Warren and good morning to our shareholders and analysts. Before I review our full-year results and our recent quarter results I want to address a matter discussed in our press release this morning. We are in late stage discussions regarding the possible divestiture of our federal government business, excluding the education services business and certain other assets. We are also in discussions regarding the purchase of a commercial information technology business. We are in the process of negotiating the related definitive documentation and finalizing necessary due diligence. Before executing such definitive documentation, each party of this transaction must obtain board of director’s approval. Pending announcement of these potential transactions, we will delay providing updated fiscal year 2004 guidance. However, based upon presently available information, we believe that if these transactions are consummated,

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

the impact will be nondilutive to previous fiscal year 2004 earnings per share guidance of $2.57 to $2.66 per share, and if consummated these transactions should enable us to achieve earnings towards the upper end of this range.

I will caution all of you that given this dynamic situation it would be unproductive to directly answer any specific questions about our outlook today. Clearly, once we have something to announce, which we would expect to occur within one week we will spend as much time as necessary on our detailed fiscal 2004 outlook, as well as the details of the potential transactions. As you read in our press release this morning, ACS fiscal year 2003 was another excellent year financially. Some of the highlights are listed on slide one on our website. We achieved record revenues, record sales bookings, record cash flow and another record year of earnings. Fully diluted earnings per share increased 25 percent to $2.20 per share during fiscal 2003, which exceeded our beginning of the year projection by 2 cents per share.

Fiscal 2003 revenues totaled 3.8 billion a 24 percent increase over the prior year. As noted in our press release this morning, during the quarter, we determined that certain reimbursable expenses related to 2 state and local school readiness programs should be reported as contra revenue. Accordingly, our fourth quarter results reflect about $27 million of expenses that have been netted against gross billings and therefore reducing revenue. In addition, we have reclassified about $59 million of expenses related to these contracts during the first nine months of fiscal 2003 for comparability to our fourth quarter presentation.

The total effect of this reclassification which only affected fiscal 2003 was to reduce revenue by $86 million with no effect on operating income or earnings per share. Warren will address this issue in more detail in a few minutes. Even after reflecting the reclassification, our internal revenue growth was very strong at 15 percent for the full year, which, as you know, compares very favorably to our peers. Fiscal 2003 was simply a terrific year for new business. Eclipsing the $700 million mark on an annualized basis and obviously a company record.

In addition, we improved overall operating margins a full 60 basis points over the prior year to 13.7 percent. Our cash flow metrics were rock solid growing significantly faster than both revenue and earnings. Operating cash flow for the year was $545 million and free cash flow was 340 million both company records and respected increases up 47 percent and 49 percent over the prior year. As a result of our strong cash flows our balance sheet is in excellent condition with one of the lowest debt-to-capitalization ratios in our history at 17 percent. During fiscal year 2003, we paid down a total of $219 million of indebtedness. We are very well capitalized to take advantage of attractive opportunities and we think that is important as our pipelines remain very robust.

Turning to slide number two, our fourth quarter operating results were also very strong. Diluted earnings per share increased 22 percent versus the prior-year period to 60 cents per share slightly exceeding our expectations by one penny per share. Consolidated revenue increased 18 percent and we continue to have strong internal growth which came in at 14 percent despite the performance of our federal segment. Our operating income margin was again solid at 13.8 percent and we achieved quarterly records for operating and free cash flow.

I would now like to spend a minute on some of the new business trends we are seeing. As I said earlier, fiscal 2003 new business wins were very strong at 701 million an increase of 47 percent over fiscal year 2002. Fourth quarter bookings totaled 145 million of annualized revenue, our third-highest quarter in company history. Almost half of those bookings came from our commercial BPO business. I’m very pleased to report that we signed our second significant HR outsourcing contract this quarter and while our clients name cannot be disclosed at this time, the contract is worth about $31 million annually with a six-year term. You can look forward to announcement of that deal in the near future.

Also during the quarter, we signed commercial BPO contracts with a major financial institution and a major wireless communications company. We also signed commercial IT outsourcing contracts with Miller Brewing and GlaxoSmithKline. The commercial segment dominated new business wins in the fourth

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Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

quarter contributing 70 percent of this quarter’s signings. In the state and local segment which represented 29 percent of this quarter signings, we signed several contracts in our violations processing in welfare and community services lines of business. You should also note that our federal segment contributed two million dollars to this quarter’s new business total.

Moving on to slide 3. On a consolidated basis, BPO continues to dominate new business signings, representing 77 percent of fiscal 2003 signings and 80 percent of the fourth quarter total. The demand for BPO services continues to be robust and we have not seen any significant change in the competitive landscape. We do see new areas of interest to us that will provide good growth opportunities in the future. Within the state and local market, welfare eligibility determination represents an $8 billion market that is not currently outsourced. For some states, the welfare eligibility determination represents 3 percent of their annual budget. Currently most budgets are growing annually in the low double digits.

By outsourcing this function to the private sector, states will be able to save large amounts of money and improve service levels to citizens. Until recently, states were not willing to outsource these functions due to a perceived conflict of interest. However, just recently, in the June quarter, Florida and Texas passed legislation to privatize this function. We currently operate pilot programs in Florida at the county level. We feel we are well-positioned to compete for these new emerging opportunities due to our experience in Medicaid, CHIPs, electronic benefits transfer as well as welfare programs.

Human resources and finance and accounting outsourcing continue to gain strength in the commercial BPO arena. In fact, Gartner expects finance and accounting and HR outsourcing to be the fastest-growing areas of BPO over the next five years. With the signing of our second HR outsourcing client this quarter, we continue to see strong interest in our HR outsourcing expertise. Of the 15 HR opportunities that we discussed last quarters, one is closed and 6 have moved into our qualified pipeline.

We also believe the education market at the state and local level is another growth opportunity for us in the future. In 2002, President Bush signed the Leave no Child Behind legislation which is designed to close the achievement gap between disadvantaged students and their peers. In most states, education is the second-largest budget line item behind Medicaid. We recently hired the former deputy secretary of education Bill Hanson to lead our efforts in capitalizing on BPO opportunities that local school systems and state agencies will be encountering with this new legislation.

We also completed a small acquisition this quarter called Excel (Ph)alternatives which had $12 million of annual revenues. While small, we believe this is an important incremental service capability for our welfare and community line of services businesses. As Ex cell assists youth who are at risk of not finishing their primary education. Those are just a few of the examples why I am so excited about the BPO market. Our view is shaped by the opportunities we are seeing in the market and is consistent with what you are hearing from the leading industry advisers. It is also consistent with our financial results as well as our new business signings. ACS intends to lead the BPO market. We intent to lead with our vertical market focus, with targeted service offerings, with world-class software, and a worldwide production capability. Most important, we intend to lead the BPO market with very satisfied clients.

In summary, ACS had another great quarter, another great year, and we look forward to what we believe will be an exciting and prosperous 2004. I would now like to introduce Mark King, who will discuss our segment performance and other issues of interest.

MR. MARK KING

Thanks, Jeff. First, looking at slide four you can see that ACS continues to post exceptionally strong revenue growth as well as internal revenue growth. You can see that the expense reclassification represents about 3 percent of both total growth and internal revenue growth during fiscal 2003. The reclassification only affects fiscal 2003 revenue as this was a first-year of operation for both contracts and again has no impact on earnings.

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Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

Now, let’s review segment information. Turning to slide 5, you can see the performance of our commercial segment which accounts for 33 percent of our consolidated revenues. The performance in the segment for both the quarter and for the year was very strong. Total revenue growth of over 30 percent and internal revenue growth of 17 percent. Operating margins in the mid to upper teens, in fact, when compared to fiscal year 2002, our operating margins increased 3.5 percentage points resulting from our continued push into the BPO market, as well as acquisition activity.

Looking forward, we anticipate that BPO will continue to grow as a percentage of both our total revenue and commercial segment revenues. There is tremendous demand for our BPO services and we see a bright future in this area. During fiscal 2003, we also experienced a nice recovery in our commercial IT outsourcing business for two reasons. One, we focus on the middle market not the megadeal, and two, we are seeing more and more deals that require both BPO and IT outsourcing experience and qualifications. Obviously, we believe this gives us the real competitive advantage.

In addition, as Jeff pointed out the human resources outsourcing market is gaining traction and again given our capabilities in this area, we believe we are uniquely positioned to take advantage of this growing trend. Now let’s discuss our state and local results which are reflected on slide six. Today, state and local segmemt revenues represent about 46 percent of our run rate revenues. For the year, our state and local revenues increased 31 percent with an impressive 21 percent internal revenues growth rate. Operating margins in this segment are very strong exiting the year at 17.3 percent. You can see that in the fourth quarter our state and local internal growth actually accelerated from 19 percent in the March quarter to 20 percent in the fourth quarter. The two contracts that were impacted by the expense reclassification were in the state and local segment and the impact is reflected on this slide.

As Jeff mentioned earlier, we really see some big opportunities in the state and local markets including eligibility outsourcing and state and local education. These opportunities coupled with our leading market position and our existing lines of business give us a great platform for growth as we look forward. Turning to slide 7, you can see that our federal business continues to underperform our other two segments. This segment accounts for about 21 percent of our consolidated revenues, and during the quarter revenues declined one percent when compared to the prior year. This decline in growth has been driven by negative growth from the civilian sector as a result of both lost business and weak new business signings. Now let me discuss our new business signings in a little more detail as reflected on slide 8. As Jeff mentioned before, the $701 million of new business signed this year was a company record and a 47 percent increase over the prior year.

The $145 million reported this quarter can be characterized as a very solid quarter of new business and in fact, is the third highest in our history. But, I must caution you that you can’t just focus on one quarter’s bookings numbers. You have to focus on bookings trends over a longer period and how those bookings will ramp or generate revenue in the future. You can see that the BPO signings dominated this year’s results with about 77 percent of the signings coming from this service line. IT outsourcing had a great year. Of course our systems integration services which are predominantly in the federal market were very weak contributing only 8 percent of this year’s signings. Looking at it from a segment point of view, you can see that both state and local and commercial segments had great year contributing over 90 percent of our full year new business signings.

Investors that follow ACS regularly know that we do not like to report total contract value of new business signings because we think that it can be misleading. However, to give you more color on fiscal 2003 bookings, it is helpful to note that the total contract value of fiscal 2003 new business wins with over $3.6 billion an increase of 66 percent versus the $2.2 billion in fiscal year 2002. And, the average contract length increased from about 4.5 years to a little over 5 years. Again though, we believe annualized new business bookings are more appropriate and provide better disclosure for our investors.

Looking at slide 9, you can see our quarterly new business signings results for the fourth-quarter. Again, BPO dominated our signings of nearly 80 percent of the total. IT outsourcing was actually pretty strong at 20

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

percent, and was above the full year average of 15 percent. And again, federal was weak with only one percent of this quarter’s bookings segment. We have noticed several shareholders and analysts were trying to figure out the bookings numbers for the quarter by using our press release (technical difficulty) as a percentage of deals announced in the quarter in which they signed and in a range anywhere from 16 percent to 69 percent. As you can see, with a range of 16 to 69 percent estimating what our bookings will be from press releases is a very difficult task. It’s difficult for several reasons.

First, we cannot announce subcontracts due to client confidentiality. Second, in some instances there is a delay in the announcement from the date of contract signing until the client actually approves the press release. We may have a deal signed in the last month of the quarter and not get announced until after earnings release. Third, there are many deals that are simply too small to announce.

Turning to slide 10, we have shown our quarterly bookings for the last two years. The lumpiness of quarterly bookings is obvious when you look at this schedule. Also, the top three contracts in any quarter have ranged from a low of 33 percent of that quarter to as high as 64 percent of the quarterly bookings. On average, the top three account for about 50 percent. In fact, the top 10 deals for all of fiscal year 2003 represented 51 percent of that year’s total.

Two of those deals were included in the fourth quarter but have not yet been announced via a press release. I would finally point out that we have lowered our fourth quarter bookings in fiscal year 2002 by $76 million to reflect the two contracts than are now reported on a net revenue basis. Turning now to slide eleven, from a pipeline perspective it continues to be very active. Our current pipeline continues to be in excess of $1 billion of annualized revenue reflecting only those opportunities that we expect to be awarded in the next six months, and are less than 100 million dollars in annual revenues. The pipeline and consistent with our new business signings during fiscal 2003 is dominated by BPO opportunities within the commercial and state and local markets.

Before I wrap up, I want to give you an update on several items shown on slide 12. First, we have submitted our bid on the Department of Education student loan programs and expect to hear a decision by the end of September or October. The competition is now only Sallie Mae as AT&T withdrew before the proposal submission date. Revenues under this contract were approximately $172 million in fiscal 2003. Secondly, with respect to the Hanscom (ph) Air Force Base Department of Justice inquiries there have been no changes from the last quarterly call. We have provided a significant amount of documentation and will continue working very closely with the DOJ as they conduct their inquiries. We also provided the requested documents from the most recent DOJ inquiry into one of our teaming arrangements in our child support payment business. Our relationship with Tier (ph) which we entered into in November 2001 covers four states Ohio, Illinois, New York, and a possible future bid on the California contract. In the three states that we want together, there was competitive bidding and the states were the beneficiaries of significantly reduced processing costs. We will obviously continue cooperating with the Department of Justice in these inquiries.

Finally, there have been some recent articles in the media about the status of our Georgia Medicaid contract that I would like to address this issue. We were awarded this contract about two years ago for the development and implementation of a first of its kind system to administer health benefits to Georgia Medicaid recipients and state government employees. The Medicaid pays went live April 1 of this year. As with any large complex system development project and implementation we have encountered delays and operational issues. The initial phase implementation operational issue has been substantially addressed. We are working closely with our clients and the Georgia health-care providers to address their program issues including the implementation of new policy changes and also HIPAA changes by the state.

Also, it is clear from our analysis that the savings to the state of Georgia from implementation of our new system will be even greater than initially anticipated. We are in ongoing discussions with our client regarding recent delays and operational issues involved in this project. Both parties have asserted claims under the

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

contract but we have agreed to resolve the issues in a collaborative manner. The final amounts that will be negotiated are not known at this time, however the cost associated with delays and system implementation including incremental transition costs incurred by the state that we may agree to reimburse have been properly and fully reflected in our financial results. We expect to resolve this matter over the next several months in an amicable fashion, although we obviously can give no assurance as to the ultimate outcome of the issue. I will now turn it over to Warren Edwards who will discuss our financial results in a little more detail.

MR. WARREN EDWARDS

Thank you Mark. Let me first begin with a quick summary of fiscal year 2003 financial highlights. Looking at slide 13, you can see that the impact of the reclassification is about 86 million on annual basis or about 2.3 percent of our consolidated revenue. Fourth quarter revenues prior to reclassification were 1.04 billion at the midpoint of guidance given last quarter. You can also see that our operating margins both before and after the reclassification are consistent on a sequential basis. Let me spend just a minute or two on the basis for changing our presentation and I will be referring to slide 14. Without getting too technical it really comes down to control of the costs. Based upon accounting guidance and recent trends on gross versus net revenue presentation, it became evident that the dominant factor in determining whether a cost that is billed to a client should be reported as revenue depends on whether the service provider controls the costs. To make matters more confusing in ACS case the programs in question are federally funded programs whereby ACS is designated as a sub recipient of those funds and is in fact, the only entity allowed to make payments on the program.

ACS is also contractually agreed to indemnify our clients for actions in a payment of costs related to these programs. ACS makes a payment and seeks reimbursement from the federally funded program thus making ACS the primary obligor from a legal perspective. However, we have determined that we do not have sufficient control over the service providers for which cost we are determining, paying and seeking reimbursement. Given that accounting literature and recent trends in reporting places the preponderance of the weighting of these factors on control, we have reported these expenses as contra revenue. Again, this change in reporting has no impact on operating income or earnings and only affects fiscal year 2003.

The impact on our line items within our statement of operations is reflected on slide 15. As you can see, the main difference after reclassification is that services and supplies as a percentage of revenue decreases and wages and benefits as a percentage of revenues increases. And of course, overall operating margins increased by about 30 basis points. From a year-over-year perspective the main difference in our line item as a percentage of revenue is that wages and benefits has increased as a result of our increased focus on business profits outsourcing which is more labor intensive.

From a balance sheet perspective and looking at slide 16 fiscal year 2003 was another strong year. Our days sales outstanding continues to be very strong at 73 days and is consistent with the prior sequential quarter. We continue to pay off debt from our free cash flow and as Jeff mentioned earlier we paid down $219 million of debt and our debt-to-cap at June 30 was 17 percent, which is near our record low for our company. Our EBITDA to interest coverage was a record 31 times during the fourth quarter and at June 2003 we had approximately $520 million available for use on our credit facility. In short, cash flow was incredible for fiscal year 2003.

And looking at slide 17, fourth quarter operating cash flow was a company record and totaled 175 million putting fiscal year 2003 operating cash flow at 545 million a 47 percent increase over the prior year. Free cash flow for the quarter was also a company record at 123 million bringing our full year free cash flow to about 340 million and a 49 percent increase over the prior year. CAPEX was consistent with our expectations at 5.4 percent for the full fiscal year.

Before I conclude my prepared comments, I want to spend just a minute on deferred taxes so if you could flip to slide 18. First our total deferred tax liability balance at June 30, 2003 was about 200 million; about 60 percent is related to goodwill amortization adjusted for tax that is not expensed for (indiscernible)purposes.

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Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

Of our total goodwill of about 1.9 billion, approximately 1.6 billion is deductible for tax purposes which is generally amortized over 15 years. I would also point out that out of our deductible goodwill approximately 1.2 billion resulted from our fiscal year 2002 and 2003 acquisition activity. Accordingly, we will continue to have this tax benefit for many years to come and our deferred tax balances will continue to grow as a result.

The other components of the balance relate to typical timing differences between book and tax. These include different lines for tangible and intangible property and unbilled and unearned revenues. As you might expect, these types of timing differences will flip in and out of deferred tax balances over time but the general rule is that as long as we continue to grow we should continue to see a net increase in (indiscernible)balance related to these types of items. When you look at the year-over-year increases in the deferred tax you can see there was about a 100 million dollar increase. This increase is caused primarily by three items.

First, about half of this increase was from the deductible goodwill amortization for fiscal year 2003 as we discussed earlier. About a third was from the differences between book and tax lines for tangible and intangible property additions, during the year as well as accelerated depreciation provided under the congressional jobs creation and tax relief act. And, finally the balance was due to an increase in our overall unbilled revenue balance.

Of course, once this unbilled revenue is collected it will have an overall positive impact on operating cash flow as we will collect Accounts Receivable, pay a portion to the government, reducing our deferred tax liability leaving us with a net cash inflow. This is probably too much detail but there have been a few questions on our deferred tax balance and its impact on our cash flow. The key takeaway is that we should continue to get a benefit in future years related to this type of activity and frankly is really no different from that of any corporate payer.

Finally, as it relates to fiscal year 2004 guidance, once the contemplated transactions are either consummated or abandoned we will schedule another conference call promptly to update you on our outlook. In summary, the strong financial performance during fiscal year 2003 should carry over and provide a great beginning to 2004. That concludes our prepared comments. Now let’s open it up for questions.

THE OPERATOR

(CALLER INSTRUCTIONS) Moshe Katri of SG&A Cowen.

THE CALLER

Good morning. Two questions. One, can you talk a little bit about the bid and proposal pipeline, I am just curious if you’ve seen anything fundamentally different from the prior quarter? Maybe you can talk about the average deal sizes, the mix of the pipeline, maybe the BPO versus others? Maybe talk about sell cycles as well. And then you mentioned the competitive landscape saying you haven’t really seen any changes there maybe you can talk about that a bit as well. Pricing, and then are we seeing more deals with the increased involvement from the TPI like advisory firms? Should we worry that their involvement could ultimately pressure profitability in the sector? Thanks.

COMPANY REPRESENTATIVE

Thank you for those seven questions. I will go ahead and address them the best I can. First, regarding our bid and proposal pipeline it continues to be active. The pipeline was strong a year ago; we had just a bang out year in terms of new business signings and it continues to just replenish itself and that tells us there is good strong demand for BPO services. Our pipeline is BPO centric. About 70 percent of the pipeline is BPO deals with the balance IT deals so that is consistent with the kinds of signings that we been having on a quarterly basis for the last 18 months. Regarding the competitive nature of the business, our business is brutally competitive always. It always has been, I don’t see any change in that, I don’t see other than the fact that this

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Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

calendar year HP has obviously come into the IT outsourcing space. That is the only real change we’ve seen competitively, but of course we’re not involved in the megadeal category in that space.

We have not seen any new players emerge on the BPO scene, we have heard a lot of talk, but (indiscernible) confirms that we have been competing with for several years so we’re not too overly concerned about it. The market has been competitive and we expect it to continue to be competitive. We have not seen a material change in terms of sales cycle. We see some deals get out of fast-track and close relatively quickly. Some deals seem to take forever, and some deals will go ahead and move to the right or end up in no procurement. But I have not seen any real change in the market.

We have seen obviously in the market a fall off in the large IT outsourcing megadeals. (indiscernible) commented recently a couple weeks ago they have seen a dramatic fall off in their pipeline and an increase in BPO engagements that they are working on, but that is the way our business has been oriented for the last two years.

THE CALLER

Finally, are you seeing more of the TPI like advisory firms and advising clients on some of your BPO deals and maybe you can talk a little bit about that as well?

COMPANY REPRESENTATIVE

I would say on the commercial marketplace, a significant majority of the deals that we are involved in have an adviser. We actually welcome that because when our prospects especially if they are outsourcing a significant operation for the first time, it is really useful to us for our prospect to have a qualified professional on their side of the table advising them how they should go about it, what kind of SLA metric should be in the agreement, and things of that nature. It makes the whole process it makes the sales cycle shorter actually to have an advisor involved on the other side of the table.

THE CALLER

Finally, in the press release you mentioned that on the transaction you were contemplating you would be potentially acquiring some sort of an IT operation. Should we assume that the focus on that operation would not be more on the integration side, on the consulting side and you would be focusing more on a business that is complementary to your IT outsourcing IT solutions practice?

COMPANY REPRESENTATIVE

I really have to respectfully decline to answer any questions about the possible transactions we referred to in the press release. It speaks for itself. I’m sure a lot of people will be making a lot of assumptions and I think it’s premature to assume anything until we have a firm announcement to make.

THE CALLER

Thanks guys. Good quarter.

THE OPERATOR

Brian Keane.

THE CALLER

Prudential. Great quarter. Let me just follow-up, let me see if you’ll answer this part of the acquisition question. Is that the dialog you are having is that with the same entity? Is that a swap or is it two different entities?

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Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

COMPANY REPRESENTATIVE

Again I have to say no comment.

THE CALLER

I wanted to try. My question is, another question that we like to understand better is just in terms of the bookings numbers. Since there was so much focus around that and I know bookings can be lumpy, and it is better to look over them I think over a more annual period. Is kind of a 20 percent growth on bookings is that kind of the right bogey to look at — fiscal year over fiscal year?

COMPANY REPRESENTATIVE

That is a reasonable number to produce. Somewhere around 15 to high teens growth you do need to increase your bookings 20 percent to keep pace with revenues.

THE CALLER

You guys are comfortable with that kind of range in fiscal year ‘04?

COMPANY REPRESENTATIVE

Yes.

THE CALLER

Let me just ask you on the competition front, when you are pitching these HR and FA deals, what is the competitive or how does ACS present itself competitively verse let’s say Accenture or IBM? In other words what are the differentiator factors that ACS has versus the others?

COMPANY REPRESENTATIVE

Well, it is no secret it is a term we call operational excellence where we bring together our workflow software, we bring together our worldwide production capabilities and I would say those are big differentiators. Obviously, a worldwide production capability is not a sustainable competitive advantage. Our system software we think is a sustainable competitive advantage. We are also able to put into our solutions incentive-based compensation programs for the staff that are actually doing the work. That is a huge differentiator at the end of the day and is very complicated to do. We have to have very sophisticated tracking software to be able to do that, and years of experience. Frankly getting it right which we do have.

I guess the main differentiator we have versus some of the systems integration shops is we are focused on doing the real work. We don’t want to get paid for doing the big new systems implementation and then operate, really we just want to deal with what the client has in place. And that has been very appealing to clients, particularly in this economic environment. (indiscernible) the market has had its fill of new ERP systems being the savior for their operational performance. We deal with several Fortune 100 companies that have to deal with over 50 financial systems around the world. They have already gone to ERP systems. And so with that kind of disparity out there, it is a huge differentiator to have real world experience dealing with the multitude of systems that are out there in the world.

THE CALLER

Has your win rate changed much in the last fiscal year?

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

COMPANY REPRESENTATIVE

I don’t really think it has, I haven’t noticed a detectable win rate change. I think it has improved in certain service lines; commercial IT outsourcing has had a much better year in 2003 versus 2002 in terms of win rates. But, our commercial BPO operations our state and local operations had consistently high win rates. Obviously the federal business had a lower win rate in fiscal 2003 and in the most recent quarter. I think we have a lot of people who are trying to call in with questions so we would request that each caller just be limited to one question, so we can get as many as possible. Go ahead and ask your number one question.

THE CALLER

That’s it. That’s all I have. Thanks.

THE OPERATOR

Jim Kissane.

THE CALLER

One question, a little more color on the operating margin expansion in the commercial business? I mean a 3.5 point move year to year is pretty significant. What is a normalized margin do you think in that segment?

MR. MARK KING

I think when you look at that increase kind of what we had said is its two things, it is one to push in the BPO arena from IT, as you know IT is more of a commodity-based pricing and therefore the margins are going to be lower. Whereas in BPO, when you have either proprietary software or you have a process that can generate greater savings to the client, you are able to get a little bit better margin. I think it is that and it is also some of the acquisition activity that we have done in the last year and a half or so. As we look to without giving any forward guidance or anything else, I guess what I would say is in looking at the fiscal year ‘03 margins, we would think that those are pretty stable. We don’t really see a lot of changes to that.

THE CALLER

Thanks, Mark.

THE OPERATOR

George Price.

THE CALLER

Legg Mason. My number one question will be around the state and local environment. It sounds like things continue to be pretty strong there. I guess maybe if you could give a little more detail and color. Has there been any impact that you guys have picked up on given the budget deficit issue. The states recently went through their fiscal ‘04 budgets. Is there any potential impact, I guess on pricing if things continue to be tough in fiscal ‘04? If you could comment along those lines that would be great.

COMPANY REPRESENTATIVE

Sure, George. Our sense is this. We have been saying for a long time that in a tough economic environment outsourcing is a great business as well as a good business in good times. And that is certainly borne out in the state and local marketplace over the last couple of years. Our sense is, this year is not quite as tough as last year. The states still collectively have a significant budget deficit. The massive budget deficit is in California. That is a good 40 percent of the state’s budget deficit but we think this year is going to be a little bit better economically for the states on tax

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

revenues than last year was. That having been said, there is still strong demand for outsourcing and privatizing new functions as we talked about on the call. We think state and local is going to be great market to be servicing over the next several years.

THE CALLER

Just a follow-up on one thing. In terms of pricing, what kind of leeway in new contracts with your state and local clients do they have in pricing for example fiscal ‘04 were to be tougher than expected?

COMPANY REPRESENTATIVE

Pricing arrangements are generally fixed on either volume basis or cost-plus basis. Clients don’t unilaterally have the right to change our prices at all. They can of course decide to reprocure contracts at the end, but we don’t see any impact on pricing over the next year.

MR. MARK KING

I think what you are referring to some of our competitors have been having some real pricing pressure and that is more when you are dealing with consultants, time and materials and short-term engagements where at the end of each engagement you have to drop your price. But these are long-term contracts.

COMPANY REPRESENTATIVE

As you know we don’t do the kind of discretionary systems integration work some of the consultants focus on.

THE OPERATOR

Natalie Wallrun from Pacific Growth Equities.

THE CALLER

I apologize if you addressed this already; I missed the first few minutes of your call. But, I am looking at your gross margin and it was somewhat lighter than we had anticipated, and I don’t think it is entirely because of the reclassification of the revenue base. I was wondering if you could talk a little bit about what might be causing margin pressure. Is it primarily because of the federal business since you saw such good performance in commercial and state and local or what should I be looking at there?

MR. WARREN EDWARDS

I think if you were to look at slide 13 of our presentation, that reflects our operating margin both on a pre and post basis on the reclassification. Either way you look at it, it is sequentially flat with the last prior quarter. We don’t look at gross margins, we tend to focus on operating margins so I am not sure what that — what you’re referring to. Again the only thing I might comment on is if you’re looking at gross margin as a factor of just (indiscernible) of benefits, that would obviously be skewed just by the continued push into BPO which has got a higher labor content. Again when you look at operating margins which we tend to focus and provide guidance on, those were really unchanged versus the March quarter.

THE CALLER

Great. Thank you.

THE OPERATOR

Dirk Godsey.

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

THE CALLER

JP Morgan. Congratulations, guys. Just looking a little more at the HR BPO pipeline — you mentioned a fairly significant increase in the qualified pipeline there. Looking back to your definition, does that mean I think there is an increase in five or six deals there, those are all less than 100 million and kind of a six-month to close type of cycle on it there, or are their some larger deals in there as well?

COMPANY REPRESENTATIVE

They are all less than 100 million per year and they would have anywhere from a six to twelve-month close cycle on them.

THE CALLER

As a follow-up there there are some larger deals on the pipeline. Certainly on the recent call we hosted with TPI they suggested you were gaining share in their pipeline, they kind of focus on bigger deals, so I’m wondering whether there are some larger ones that you’re not including in the qualified pipeline here? That could workout over the next six to twelve months? Just an overall question about are you becoming more dependent on larger deals or is this we should continue to see the same kind of mix of business going forward?

COMPANY REPRESENTATIVE

You should continue to see the same kind of mix. Also, there is always a couple of larger deals that we are working in the pipeline. But of course we don’t base our forecast on those kinds of transactions. But, there is no real change. We have always had a couple of big deals in the pipeline for the last really two years.

THE CALLER

Okay. Thank you.

THE OPERATOR

Jennifer Dugan.

THE CALLER

Congratulations on the quarter. With the new HR BPO deal, can you let us know a little bit how comprehensive that was? Maybe tell us what functions were involved with that?

MR. MARK KING

What I would say is that it is a fairly all-inclusive HR BPO offering. But because we can’t disclose the clients name and can’t disclose anything more at this time, I would be kind of hard pressed to give you anything more than that.

THE CALLER

Can you tell us if it is utilizing the assets that you acquired from Motorola or whether you took on any additional assets?

MR. MARK KING

It’s just really both. It’s using the people and the processes of what we got from the Motorola and also basically expanding our current platform that we have with more locations.

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

THE CALLER

Okay. Great. Thanks.

THE OPERATOR

Greg Gould.

THE CALLER

Julio sitting in for Greg. One quick question maybe just a point of clarification on the bookings trends going forward. Could you guys suggest that you’ll be able to sort of keep the current run rate that is in the 100 to 200 million rate going forward?

COMPANY REPRESENTATIVE

With the caveat that bookings can be lumpy and we can have knockout quarters and knockdown quarters, so yes, we’re looking forward to another good year of new business signings and we think we will be able to continue to grow our bookings consistent with how we expect to grow our revenues.

THE CALLER

Great. Thanks.

THE OPERATOR

David Grossman.

THE CALLER

Thomas Weisel Partners. You talked a little bit about pricing and margin trend. Recognizing that BPO is in a much earlier stage of its growth and ITO, what is it that you see about the BPO market that suggests that it won’t commoditize faster than what we saw in the ITO space?

COMPANY REPRESENTATIVE

No I think that there is no question that the IT marketplace has more commoditization downside on pricing than the BPO market. The reason is this. The IT market grew up in the United States in Western Europe relatively high-cost environments and the trends we are seeing towards jobs moving offshore is pretty phenomenal. The BPO market on the other hand is relatively as you suggested in its infancy and it is starting out with very low-cost offshore and global footprint solutions. So, I think the IT market has much more commoditization potential to it than the BPO market.

THE CALLER

So, you are suggesting that there aren’t as many players with offshore capacity? In order to create the pricing pressure or you just suggesting that there is more cost savings embedded in BPO offering right upfront?

COMPANY REPRESENTATIVE

There is more cost savings embedded in the BPO offering upfront and there are people with offshore capabilities and there will probably be more, but if you can’t make money providing a service, my experience is pricing does not get irrational. But I think there is a much bigger opportunity to lower cost in IT centric deals that somebody has today. For instance, some of the larger players that are IT centric — I think that is where the downside lies.

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

THE CALLER

Thank you.

THE OPERATOR

Carla Cooper.

THE CALLER

Robert Bair. Good morning. Could you just quick comment on the EITF 00 -21 whether you will see any changes when you adopt that?

MR. WARREN EDWARDS

No, we have been through that analysis 21 analysis which again for those of you who are not familiar with the literature requires you to bifurcate contracts into separate components. We are not expecting to have any impact from that adoption.

THE CALLER

Thank you.

THE OPERATOR

John Jones.

THE CALLER

Nice quarter. Would someone give us the status on state of California. The welfare opportunity, and would you also comment on what you believe the timing is that may be legislation in California that will help the Medicaid eligibility opportunity in the state?

MR. JEFFREY RICH

We are looking at each other a little confused. In California, California is a child support payment processing —

THE CALLER

I meant child support.

MR. JEFFREY RICH

We expect that RFP to come out somewhere around the end of the year sometime around the end of calendar (technical difficulty) ‘04.

THE CALLER

So it is still two or three quarters away?

MR. JEFFREY RICH

(multiple speakers) and revenues would not be for a year, year and a half after that, so it is quite a ways away.

THE CALLER

Second part of the question was in Florida and Texas have changed legislation so that the eligibility side of Medicaid is now biddable. Understood that California was also in the process. Any idea where they are?

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

COMPANY REPRESENTATIVE

No I don’t have any knowledge of where California is or is not on that. Texas and Florida have changed it, and we would expect at least one of those states if not both to start moving under procurement sometime this fall.

THE CALLER

Great. Thanks.

THE OPERATOR

Laura Lederman.

THE CALLER

Can we talk a little bit about HR outsourcing who you see in most of the bids, who you are seeing more of, who you are seeing less of?

MR. MARK KING

Sure. I think the people that we are seeing are the usual suspects, it’s going to be the Exhalt, (ph) it is going to be Accenture, Aon, Convergys. And I think there is been a recent comment in the HR arena that something like 80 percent of the people that are submitting proposals fail to qualify when they submit the proposal and so, from ACS perspective, we just basically verify that comment. There are a lot or players out there and the more you are looking for all encompassing solution on the HR side, the more difficult it is for companies to qualify. Again where we think we are so uniquely positioned is that our core strength is transaction processing. As you are dealing into HR and some of the significant savings that is there — whether it is call center transaction processing, things like that, we think that our track record with Motorola which was heavily competed with multiple other vendors as well as the recent wins, kind of bodes well to what our clients are saying about ACS solution that we have.

THE CALLER

All right. In the one that was just won, can you talk a little bit about was it because of the Motorola piece? Was it because of the transaction processing? Was that specifically why you won that one?

MR. MARK KING

The answer is both, and I think it will become more clear when we do the press release.

THE CALLER

Thank you so much.

COMPANY REPRESENTATIVE

I think that concludes it for us. Myself, Warren and Kevin will be around all day today if you want to give us a call, if you did not get in on the main script here. We appreciate your time.

(CONFERENCE CALL CONCLUDED)

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TRANSCRIPT PRODUCED BY FAIR DISCLOSURE FINANCIAL NETWORK, INC.
Affiliated Computer Services (ACS) — Q4 2003 Financial Release Conference Call
Tuesday, July 29, 2003 11:00 am

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